Exhibit 99.1 Press Release
Penske Automotive Group, Inc., 2555 Telegraph Rd. Bloomfield Hills, MI 48302

FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE ADDRESSES COVID-19

Provides Operational Update

Significant Liquidity Available, including Cash and Credit Line Availability

BLOOMFIELD HILLS, MI, March 30, 2020 – Penske Automotive Group, Inc. (NYSE:PAG), a  diversified international transportation services company, provided the following operational update regarding COVID-19 and initiatives in place to address its impact on the company’s business.  Commenting on the current situation, Penske Automotive Group CEO Roger Penske said, “The COVID-19 crisis is impacting our operations requiring us to take swift and decisive action to address declining business levels.  I am confident the actions we are taking will help our business overcome these challenges.”

Company-Wide Actions

Due to the current environment, the company has implemented proactive measures to help mitigate the financial and operational impact of COVID-19.  These include a company-wide hiring freeze, significant expense reductions, staffing-level adjustments, the postponement of an estimated $150 million in capital expenditures, and negotiated rent deferrals for up to 90 days at various locations.  The majority of OEMs the company represents, and their respective captive finance companies, have offered significant support during this crisis, including interest payment deferrals.  In addition, executive and management compensation has been significantly reduced, including a 100% reduction in salary for the CEO and President for the duration of the crisis and the Board of Directors has waived cash compensation for the next six months.

Operational Update

United States – Over the last ten days, our automotive dealership operations across the U.S. have experienced a decline in unit volume and service/parts revenues.  Shelter in Place rules in many states limit our automotive dealership operations to essential services.  Virtual/online sales of new and used vehicles remain available in most locations, while the service departments remain open to support critical transportation needs.

Commercial truck dealership sales and service operations remain open in most locations around the U.S. and Canada providing essential services to our customers.  Currently, this part of our business is experiencing a consistent flow of service customers.  Hours of service restrictions on motor carriers have been lifted for those involved in essential business support.  We anticipate this will drive near term capacity demand as motor carriers shift trucks from other industries.

Penske Transportation Solutions – The company has a 28.9% ownership interest in Penske Transportation Solutions (“PTS”).  As an integral part of the supply chain and transportation infrastructure, PTS services have been largely deemed essential by government authorities.  73% of PTS business is generated by multi-year contracts for full-service leasing, contract maintenance and logistics services.  PTS serves more than 17,000 contract customers in a wide range of industries.  Commercial rental utilization for tractors and trailers remains consistent.    Penske Logistics is experiencing mixed demand based on the industries served with increased activity in the grocery and medical sectors, and reduced demand in automotive and manufacturing due to temporary plant closures.  Liquidity at PTS remains strong with over $1 billion available.

United Kingdom – All dealerships closed on March 24th in accordance with government order. Business conditions in the U.K. were good through most of the month; however, new and used order intake declined significantly during the past ten days.   Limited service/parts operations remain available.  The U.K. has introduced the Coronavirus Job Retention Scheme whereby the government will reimburse the company for furloughed employees up to 80% of an employee’s monthly earnings, up to certain limitations.

Italy – All dealership locations are closed with service/parts available only on an emergency basis.    The Italian government has put in place a program called “Casa Intergracion”, which commenced March 30, 2020, to provide benefits to displaced workers.

Germany – Virtual/online sales are available.  Service/parts operation remain available; however, workshop utilization continues to decline.   The German government has put in place a program called “KUG” to provide benefits to displaced workers.

Australia – All non-essential business operations have been closed by government order; however, Penske Australia has been deemed essential, and therefore, parts, service, and defense functions remain operational.

Spain – All dealership locations are closed, other than limited service/parts availability.   The Spanish government has put in place a program called “ERTE”, retroactive to March 16, 2020, to provide benefits to displaced workers.

Japan – All dealerships and locations are operating normally.

Liquidity

At Penske Automotive Group, we currently have access to liquidity of $1.3 billion, which includes $850 million of cash on hand and availability through non-floor plan credit facilities, and approximately $450 million in potentially financeable real estate.

Caution Concerning Forward Looking Statements

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s, liquidity and assessment of business conditions. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others: resolution of the COVID-19 pandemic, economic conditions generally, conditions in the credit markets, changes in interest rates and foreign currency exchange rates, changes in tariff rates, adverse impacts related to the outcome of the United Kingdom’s departure from the European Union, adverse conditions affecting a particular manufacturer, including the adverse impact to the vehicle and parts supply chain due to limited vehicle availability due to the COVID-19 pandemic, WLTP and RDE, natural disasters, recall or other disruptions that interrupt the supply of vehicles or parts to us, changes in consumer credit availability, the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive Group’s business, markets, conditions and other uncertainties, which could affect Penske Automotive Group’s future performance. These risks and uncertainties are addressed in Penske Automotive Group’s Form 10-K for the year ended December 31, 2019 and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive Group disclaims any duty to update the information herein.

About Penske Automotive

Penske Automotive Group, Inc., (NYSE:PAG) headquartered in Bloomfield Hills, Michigan, is an international transportation services company that operates automotive and commercial truck dealerships principally in the United States, the United Kingdom, Canada, and Western Europe, and distributes commercial vehicles, diesel engines, gas engines, power systems and related parts and services principally in Australia and New Zealand. PAG employs nearly 27,000 people worldwide and is a member of the Fortune 500, Russell 1000, and Russell 3000 indexes, and is ranked among the World’s Most Admired Companies by Fortune Magazine. For additional information, visit the company’s website at www.penskeautomotive.com.

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Inquiries should contact:

248-648-2810 jcarlson@penskeautomotive.com	248-648-2540 tpordon@penskeautomotive.com
J. D. Carlson Executive Vice President and Chief Financial Officer 248-648-2810 jcarlson@penskeautomotive.com	Anthony R. Pordon Executive Vice President Investor Relations and Corporate Development 248-648-2540 tpordon@penskeautomotive.com

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